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                                                                    EXHIBIT 99.1

Internap Network Services Corporation. (INAP)
Merriman Curhan Ford & Co.

February 13, 2007

<<David Buckel, Chief Financial Officer>>

Thank you Colby and thank you for inviting us for this conference. We do appreciate it. When Colby asked us to present, he told us there'd be some new faces and he asked us to give a quick overview of what we do and save some time for questions, so I will try to do that. I'd like to direct your attention to the Safe Harbor on Slide two and Slide three. Basically we'll be talking about some estimates that we have given in the past for results that we have yet reported on. We will also be talking about some non-GAAP financial measures.

Many of you know that Internap Network Services has announced that we're acquiring VitalStream. This new combination of Internap and VitalStream is a significant combination, because at it's essence we provide scalable, reliable, and an intelligent routing with rich media streaming and content monetization. Our new company will combine our performance IP bandwidth, colocation, and our route optimization network services with rich media streaming services along with best in class targeted ad insertion. That is a powerful combination and we are extremely excited about this and we think that this is a solution that many of our current enterprise customer's need now, as an attractive alternative for future customers.

This is a view of what the new company will look like and we'll get into this in a little bit about what each of these products mean and why it's good for us. When you look at the traditional Internap value proposition, we have application optimization technologies. Many of our customers are B to C customers and they need the mission critical services that we offer. We offer these services through access to our innovative network and our FCP products; in addition we have Complimentary Services, including Managed Router and Security services all backed up with outstanding customer service.

We constantly monitor our customer's traffic to address any issues regarding latency or packet loss. Our Internet expertise allows us to provide the highest quality of services. The basic parts that make our service offering are as follows: First, we start with our Route Optimization Technology. Internap's patented technology re-routes your IP traffic over the most efficient and effective path. We are the only company that gives a 100% uptime, guarantee. Our SLA is un-matched in the industry.

Remember I said, many of our customers are B to C type customers, they rely on us to deliver their traffic with speed and efficiency. Our network delivers a -

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premium service. How do we do it? We don't own our own network. We have connectivity to 5 to 8 carriers that come into what we refer to as our P-NAP's Then our patented software algorithms choose the most efficient path to deliver our customer's traffic. . What - differentiates our service is that we - provide a performance managed IP solution from start to the finish. Other carriers can only offer SLA guarantees to the traffic that stays on their network whereas our customer's traffic by definition of their many customers will be handed off to multiple networks to be delivered. .

We give an end-to-end solution, we monitor our customer's traffic and if you have a problem, we will let you know. We'll pick up the phone if you call, as we are very proactive in identifying traffic congestion and latency, all which is very important to the customers who use our high performance bandwidth,, which is a guaranteed managed service.

Also on the performance IP, before I move off this slide, I also wanted to let you know that we have expanded our network capacity. We recently completed the expansion of our IP network to 10-gigabit interface in 11 markets. We completed this expansion to serve our growing customer base, and with the expectation of adding additional traffic through expanding our service offering including CDN and other services. We will talk more about this as we discuss VitalStream and their streaming and advertising business, and then you'll see why all this makes sense.

Internap also has Data Centers. We offer Colocation and Managed Router services. We maximize performance and provide a dependable infrastructure for our customers content. We're not just about selling colo space; we're about selling you the managed bundled service, colocation services with our performance IP traffic. This is why our colocation customers, whether it's in our facility or partner facility, come to us for this bundle that I referred to on the previous slide. So by using our performance IP, the customer's user experience improves.

Now moving to CDN. We've all seen the recent market trends with rich media delivery that are out there. Here are references to industry trends mentioned in BusinessWeek, The Times and the WallStreet Journal. We are seeing that a growing number of consumers are spending more time viewing Internet content than TV. And when you look at slide 9, you'll see some pretty interesting things. This is a slide, which has four graphs on it. On the upper left you're seeing the growth in broadband penetration, which is driving video viewing on the net.

To the right of that slide you're seeing the volume of video streams increasing over the Internet. Keeping that in mind, the problem is there are currently more streams than ad dollars. What is interesting is you that the trend in ad revenue is accelerating Streaming and the advertising dollars that follow it will be significant in the next few years. We have time to position ourselves to be able

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to take advantage of this and that's why we have, as seen on slide 10, products and solutions represented as a combination with VitalStream.

We are now offering performance network services, streaming media and content delivery along with ad insertion technology to monetize the content. We're focused on enabling rich media and content delivery over a performance network. So as we leverage our intelligent route control that we spoke about with the VitalStream platform, our customers will now be assured of the highest possible quality content delivery service. This combination should position the company to create the custom end-to-end solutions for the customers.

We think size and scale matters in online ad insertion and monetization of content. We can host and deliver the streaming content as well as host and place ads into live as well as downloaded content. So with our performance network, our CDN capabilities and with our advertising technology capabilities we can create solutions that meet our customers' specific needs.

On top of that we have VitalStream's longstanding relationships with Adobe and Microsoft. This gives us the technical advantage over others, while we continue to work closely with these technology partners. The performance aspects of our network and the quality of the CDN platform provide some of the fastest user experiences with streaming media and we believe that will attract additional content owners, which will enable us to monetize their content through advertising.

So what does it mean for our pending combination? We are calling this solution selling. We think the customers are going to demand the highest quality of service and reliability. Streaming quality over the Internet has been inconsistent and we know that the user experience impacts how the advertiser's branding is perceived. Our IP family of services brings a level of consistency and predictable performance that other service providers just frankly can't offer.

We believe this is a value add and will also help our customers to track more add dollars We plan to be successful in this, as we mentioned before, because the size matters. Our strategy all along has been to attract the larger customers. We've talked about this in our IP discussion earlier, we have asked our customers what additional services they expected from Internap. Their answers included managing their dynamic content including video and audio streaming. We knew that a CDN solution was evident in our future whether the strategy was build or buy. We chose VitalStream to complement our efforts and drive scale on our network. If our customers need CDN, then they need expertise in Flash or Windows Media development and may likely need monetization through advertising solution. In addition we can host all your origin content and equipment in our colocation data centers.
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Our business strategy is simple, invest in new technologies and drive scale to our existing services, our focus continues to be on a disciplined plan with highly measurable ROI's. We have been very successful in this business strategy in 2006 and that's what's going to continue. So now lets look at whom we sell to. Slide 12 shows the Internap customers and relevant verticals. We have customers in key verticals, where no ones vertical or no one customer is significant in overall revenue, but it represents the diversity of our B to C enterprise solutions.

The next slide represents a sampling of VitalStream customers and you'll see customers that really don't overlap. We have over 2200 enterprise customers that may need the VitalStream suite of solutions as they continue to grow. Additionally, our enterprise sales force already is trained as a top reseller of Akamai, so they understand how to sell CDN services.

So what makes you think that Internap is going to be able to put all this together? We purposely waited to announce our guidance after the deal closes. We have a shareholder meeting next week, and would expect to close this transaction shortly there after. Then, we will report our year-end guidance in our upcoming earnings call, the following week on March 1st.

Our approach in 2006 was driven by Jim DeBlasio, our CEO. He brought discipline and organizational structure to the company and he made us profitable in the first quarter of 2006, as the company was not profitable before. Jim focused the business on operational excellence and profitability.

He then took some of that profitability and gave it to the shareholders in the form of increased EBITDA and also invested in revenue growth. We have gone from a single digit percentage growth to a mid-to-high teens percentage revenue growth company with solid EBITDA growth with increased expenditures into the business for our future. Our goal was full year profitability. We drove towards improved operating leverage and took some of that improvement into growing the company for the future. It's very simple, we think we have done it well so far as indicated by our 2006 reported results to date and we plan to continue to do that with the VitalStream combination.

Just quickly for those of you who really don't know Internap historically, lets discuss the revenue growth. This year the guidance is just under 177 million to just under 180 million on top of 153 million dollars in the prior year and, on top of single digit growth in the years prior to that. You see our EBITDA, it has gone from a reverse trend (inverse hockey stick) to a positive hockey stick look on the graph. We are generating cash and improving our results, we've seen our customer base grow, and it's over 2,200. You see our gross profit dollars continue to grow.

Now this slide shows three quarters performance in 2006.

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We expanded our network, including taking on extra cost, knowing that revenue would come later, but we still grew on gross profits and most importantly we've grown cash. We eliminated any past debt leverage problems and we've self funded our Capital Expenditures. It is significant progress, being able to grow the business while generating cash and still have a double-digit revenue growth. So that's the summary of where we are going together as a new combined Company and why we think that we will be successful in managing this. At this time I would like to take any questions and I am going to ask Andrew Albrecht, our Vice President of Corporate Development and Investor Relations to participate as well.

Q&A

<Q - >: Could you talk about the issues that you will have to address in the first couple of quarters of the integration that might impact the financials?

<Answer- Buckel - >: Certainly, any issues that would impact financials on the integration, it is a normal integration, we'll have to combine some back office systems, we'll have to combine the middle management philosophy and so forth. It's pretty basic. One issue that has been asked about before our reseller agreement with Akamai, what's going to happen? Akamai announced on their recent call that they probably would be moving away from that relationship, it won't be an issue for us, and we are going to talk about it in our upcoming earnings call. - There are questions like that, that we will be able to address head on, on our upcoming call. Additionally, we know that we have a disciplined approach to growing our business and how we look at projects based on specific ROI's. This discipline we have already shared with the VitalStream team. They like the approach and as the two management teams come together we think we are going to be able to hit the ground running and I'm pretty excited about it.

<Q - >: [Low Audio]?

<Answer - Buckel - >: The question is what are the plans on integrating two sales forces? VitalStream did not really have a large feet on the street sales force and the men and women of our sales team understand how to sell CDN, so they've already been trained and presenting the joint value proposition of the combined company. The integration of the sales force included VitalStream sales professional learning our products. We plan to incorporate them all into our sales offices. We will also grow our sales engineers and product development and product management personnel.

<Q - >: You guys recently added to your network by putting on more data centers, do you think the data softness footprint and in terms of the data centers you obviously [Low Audio]?

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<A - >: No I won't talk about the margin difference. We have partner data centers and we have our own operating data centers. In both cases we sell our IP services to customers in a bundle so the margins are pretty similar. In the past, we probably didn't do a good job as we admitted publicly concerning continually raising colo rates and we're in the process of doing that. We started in this summer and we are continuing to do that now, when power goes up we can pass those charges along, as contract renew we can increase square footage rates to the proper market levels and all that should help our gross profits improve. When you look at the difference between margins, our operated data centers could be higher than the partner data centers, however, our sales group has done a great job of bringing in IP customers that helps to drive the margins to our partners sites, so both sides will be profitable and efficient for us.

<Q - >: And in terms of the network footprint, do you need to be in more markets or locations [Low Audio]?

<A - Buckel >: The question is do we need to be in more markets in our network footprint. You know, we always, review geographical expansion plans to address customer needs. We expanded geographically this year into Toronto, we increased the size of our PNAPs to 10G, we can grow and continue with this, where the ROI on investment merits similar to results that we've experienced in the past under our current footprint. Now as we integrate VitalStream into our network, there may be some growth opportunities. We are looking at all that now, comparing it to the same disciplined approach that we take and we will let you know more in the next couple of quarters.

<Q - >: Could you give us a little bit more information and I don't mean to focus on the negative here, but VitalStream's relationship with Akamai; can you tell me what's going to be done going forward to sort of compensate for the role, Akamai may have played in speeding content delivery?

<A - Albrecht>: I'll try to answer that question in this regard. VitalStream and
Akamai were competitors. Internap, resold Akamai, full suite of services.

<Q - >: Oh! I misunderstood, okay.

<A - Albrecht >: Okay. What we are doing is we are focusing on learning the product suite in-depth that VitalStream has, which is more of a rich media streaming platform, very specific, but yet very deep, addressing many of the concerns of our current 2200 plus customers. So we see the opportunity to leverage the asset through training our sales force, and going to market with a greater value proposition, additional products and services.

<Q - >: Okay.

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<A - Buckel >: And also as reseller, whenever you resell you can expect the margins to be very low, so, the Akamai resellers always dilutes the total overall margins, whereas the VitalStream product will be accretive to our margins, so that means we may not need a lot of VitalStream revenue to make up for the minimal loss of profit we would have if we walk away from Akamai.

<Q - >: Is there a way to estimate how big a chunk of your business, the CDN, the VitalStream business is going to be a year from today?

<A - Buckel >: There is and we are going to be a little more specific on it in a couple of weeks in our earnings call. So again we are waiting for the deal to close, then we'll have our earnings call, afterwards we'll talk about our fourth quarter, give a little insight on what -- how VitalStream did. Then we are going to give you some specific guidance for next year and I will let you know that as we go forward, since Jim DeBlasio has been on board, every quarter we have done a good job of giving you more insight, listening to your questions and then coming back and giving you more insight following the rules and regulations of Fair Disclosure and we plan to continue to do that. So your question will be answered then.

<Q - >: Where do you stand in latency versus your competitors and is the acquisition going to help in that at all?

<A - Albrecht >: Well, Internap has, a 100% up time guarantee and our SLA is the best in the industry. Now what does that mean? That means for customers whose traffic is from an origin site to multiple, if not hundreds or thousands of terminating IP addresses, it changes carriers multiple times. So multi-homed connectivity is key, traffic leaving a data center, would travel over multiple backgrounds to get to the terminating IP address. One carrier will give you a nice SLA, but most times the traffic doesn't stay on one carrier. Internap tracks it across multiple carriers or hops, however you want to define it, and we'll give you an SLA across multiple carriers, from origin to terminating IP address in a one-to-many distributed model. So where packet loss or latency is a concern with your application, we can offer end-to-end from origin point to delivery of the content to the eyeballs with guarantees where we will constantly route optimize that traffic. So on a standalone basis, one-to-one with another carrier their SLAs may look similar, but that traffic doesn't stay on that carrier's network, it travels across multiple carriers to the terminating IP address where service quality erodes and SLA's don't apply.

<Q - >: (Low Audio)?

<A - Albrecht >: What we do is, our sales professionals solicit customers that have the applications that need latency or packet loss metrics that one carrier can't provide.

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<Q - >: It sounds like there is a lot of -- not a lot, but a few companies are now trying to get to that base as well and if you look at Akamai and it's web accelerator product, if you look at the acquisition of Netli, which they just did. How do you differentiate yourself for some of these guys that seem to be going into your space, which is open and your core opportunities?

<A - Albrecht >: What was interesting, if you look at Akamai, Akamai manages traffic across their network through their global coverage. Internap utilizes the multiple backbones, we have five to eight major relevant backbones in our PNAP fabric, we are going to constantly re-rout traffic and we currently purchase transit from these providers. So those providers provide us an SLA. So we think as growth on traffic scales we are going to touch more points, with more determining IP addresses with the visibility all the way to terminating IP address by leveraging other carriers, constantly re-routing. Akamai's traffic stays on their network and so we think we got a greater scale in global coverage.

<Q - >: Can you talk about the moves of some very large content providers to in-source their content delivery and does that put a cap on as far as the revenue opportunity as more content providers get bigger, they hit the point where it makes sense for them to in-source and you know what is that point where it makes sense to in-source and then would that have an effect on margins?

<A - Albrecht >: I'll try to answer that in this regard, you have got to be pretty big or have a lot of content to take on the do-it-yourself strategy. You hear a lot of that in the market today, because people are driving towards profitability whether these businesses are acquired into a larger enterprise and now they think they have the resources to do it. I think our approach would be that we welcome them to attempt that strategy; they'll always have a second source provider. They are never going to rely on it solely under their own in-house platform. So there is an opportunity as they lead the curve, as far as talking about some of the large, large enterprises doing it themselves, there is going to be a wave of other content providers albeit smaller, but hundreds, if not thousands of them coming to market. So the market is continuing to grow and Internap would look to be a second source provider to those trying to bring it in-house. Our suite of technologies including our route optimization, we could complement their attempts to do that. So we're not just a CDN and streaming platform but also colocation and route optimization. So we have a broader portfolio to help them.

<<Unidentified>>

With that we're out of time, so thank you very much, I appreciate it.